EXHIBIT 2.5




                     FEDERAL DEPOSIT INSURANCE CORPORATION

                             WASHINGTON, D.C. 20429

                                    FORM F-3

                                 CURRENT REPORT

                             UNDER SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         For the month of: January 1997

                      FDIC Insurance Certificate No. 26481

                           FALMOUTH CO-OPERATIVE BANK
                (Exact name of bank as specified in its charter)

                 20 DAVIS STRAITS, FALMOUTH, MASSACHUSETTS 02540
                          (Address of principal office)

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ITEMS 1
THROUGH 8,
10-12.            NOT APPLICABLE.

ITEM 9.           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

                  At the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Falmouth Co-operative Bank (the "Bank"), which was held on January 21, 1997, the Bank presented the following matters to stockholders for their votes of approval:

1. Election of three directors to serve for a three-year term expiring at the 2000 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

     Directors elected by the stockholders at the Annual Meeting include:  James
     A. Keefe; Ronald L. McLane; and Robert H. Moore.

     James A. Keefe:
     Votes for nominee:                      1,385,802
     Votes withheld for nominee:             7,659
     Votes withheld for individual nominee:  none

     Ronald L. McLane:
     Votes for nominee:                      1,381,311
     Votes withheld for nominee:             12,150
     Votes withheld for individual nominee:  none

     Robert H. Moore:
     Votes for nominee:                      1,379,154
     Votes withheld for nominee:             14,307
     Votes withheld for individual nominee:  none



     Directors continuing their terms as of the 1997 Annual Meeting of Stockholders include the following: John W. Holland, Jr.; Gardner L. Lewis; John J. Lynch, Jr.; Eileen C. Miskell; Walter A. Murphy; William E. Newton; Armand Ortins; and Santo P. Pasqualucci.

2. Ratification of the appointment of Shatswell MacLeod & Co., P.C. as independent auditors for the Bank for the fiscal year ending September 30, 1997.

     For: 1,390,090               Against: none               Abstain: 3,371



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3.   Election of a Clerk of the Bank to serve  until the 1998 Annual  Meeting of
     Stockholders.

     For: 1,375,140               Against: 3,300               Abstain: 15,021

4. Approval of the 1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank.

     For: 982,569                 Against: 59,766              Abstain: 13,426

     Withheld [No Vote]: 337,700

5. Approval of the 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank.

     For: 985,237               Against: 56,216               Abstain: 14,508

     Withheld [No Vote]: 337,500

6. Approval of the formation of a bank holding company for the Bank by the adoption and approval of an Agreement and Plan of Reorganization dated as of November 25, 1996 by and between the Bank and Falmouth Bancorp, Inc. ("Bancorp"), pursuant to which the Bank will become the wholly-owned subsidiary of Bancorp and all of the outstanding shares of common stock of the Bank (other than shares held by stockholders exercising dissenters' rights, if any) will be converted into and exchanged for, on a one-for-one basis, shares of common stock of Bancorp.

     For: 1,033,637               Against: 12,397               Abstain: 9,927


     Withheld [No Vote]: 337,500

ITEM 13. FINANCIAL STATEMENTS AND EXHIBITS.


     No financial statements are required to be filed as part of this Report. The following exhibit is filed as part of this Report:

     EXHIBIT NO.                   DESCRIPTION
     ----------                    -----------
          A Press Release of Falmouth Co-operative Bank Announcing the Results of the 1997 Annual Meeting of Stockholders



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                                   SIGNATURES

     Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 FALMOUTH CO-OPERATIVE BANK

                                                 By:/s/ George E. Young, III
                                                    -------------------------
                                                    George E. Young, III
                                                    Vice President and Treasurer

Date: January 30, 1997



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                            EXHIBIT INDEX

EXHIBIT                      DESCRIPTION                                    PAGE
                             -----------                                    ----

     A        Press Release of Falmouth Co-operative Bank
              Announcing the Results of the 1997 Annual Meeting of
              Stockholders .......................................



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News
Release

FOR FURTHER INFORMATION CONTACT:
Santo P. Pasqualucci
President & Chief Executive Officer
(508) 548-3500

FOR IMMEDIATE RELEASE
---------------------

                           FALMOUTH CO-OPERATIVE BANK
                          ANNOUNCES THE RESULTS OF ITS
                      1997 ANNUAL MEETING OF STOCKHOLDERS

     Falmouth, Massachusetts, January 21, 1997 -- Falmouth Co-operative Bank (AMEX:FCB) (the "Bank"), held its 1997 Annual Meeting of Stockholders on January 21, 1997 at the Quality Inn, 921 Jones Road, Falmouth, Massachusetts. The Bank is pleased to announce that at the Annual Meeting, stockholders re-elected James
A. Keefe, Ronald L. McLane and Robert H. Moore to serve as directors of the Bank; ratified the appointment of Shatswell, MacLeod & Co., P.C. as independent auditors of the Bank; elected John A. DeMello to serve as Clerk of the Bank; approved the 1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank; approved the 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth Co-operative Bank; and approved a plan of reorganization providing for the formation of a holding company with the Bank as the principal subsidiary.

     The three re-elected directors will serve for a three-year term expiring at the 2000 Annual Meeting of Stockholders.

     Shatswell, MacLeod & Co., P.C. will provide services as independent auditors for the Bank for the fiscal year ending September 30, 1997.



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                                       2

     John A. DeMello will continue to serve as the Clerk of the Bank until the 1998 Annual Meeting of the Stockholders, or until is successor is chosen and qualified.

     The purpose of the 1997 Stock Option Plan is to promote the growth and profitability of the Bank, to provide certain key officers, employees and directors of the Bank with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in the Bank. The 1997 Stock Option Plan is subject to regulatory approval by the Division of Banks for the Commonwealth of Massachusetts.

     The Board of Directors of the Bank adopted the 1997 Recognition and Retention Plan to advance the interests of the Bank and its stockholders by providing current officers, employees and outside directors of the Bank and its affiliates with an incentive to achieve corporate objectives by attracting and retaining officers, employees and outside directors of outstanding competence through the award of equity interest in the Bank. Like the 1997 Stock Option Plan, the 1997 Recognition and Retention Plan is subject to regulatory approval by the Division of Banks for the Commonwealth of Massachusetts.

     Under the Plan of reorganization, each issued and outstanding share of the Bank's Common Stock will be converted into one share of Common Stock in the new holding company. As a result of the reorganization, the Bank's stockholders will become the stockholders of the new holding company, which will own all of the outstanding stock of the Bank. Implementation of the plan of reorganization is subject to regulatory approval; the required filings will be made in February 1997.

     Falmouth Co-operative Bank is a Massachusetts chartered stock co-operative bank offering traditional financial products and services. The Bank conducts its business through an office located at 20 Davis Straits, Falmouth, Massachusetts 02540, and its telephone number is (508) 548-3500. At December 31, 1996, the Bank had total assets of $88.5 million and deposits of $65.3 million. At this writing, the Bank looks forward to the completion of its first branch office in East Falmouth, Massachusetts and expects to begin branch operations by February of 1997.